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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                                  JUNE 8, 2000

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                           CELLNET DATA SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

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
             DELAWARE            COMMISSION FILE NUMBER:        94-2951096
State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)          000-21409         Identification Number)
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                                125 SHOREWAY ROAD
                          SAN CARLOS, CALIFORNIA 94070
          (Address of principal executive offices, including zip code)

                                 (650) 508-6000
              (Registrant's Telephone Number, Including Area Code)
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ITEMS 2 AND 3.  ACQUISITION OR DISPOSITION OF ASSETS; BANKRUPTCY OR RECEIVERSHIP

(A)      BANKRUPTCY FILINGS

         As previously reported, on February 4, 2000, CellNet Data Systems, Inc. ("CellNet"), together with its subsidiaries (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") -- IN RE CELLNET DATA SYSTEMS, INC., ET AL., DEBTORS, Chapter 11, Case No. 00-00844 (PJW). The directors and officers of the Debtors have remained in possession during the proceedings, subject to the supervision and orders of the Court. (See CellNet's Report on Form 8-K dated and filed on February 7, 2000.)

(B)      SCHLUMBERGER ASSET SALE

         Debtors filed their petitions pursuant to a proposal letter (the "Proposal Letter") and an attached summary of terms of an agreement (the "Summary of Terms") with Schlumberger Limited ("Schlumberger") pursuant to which Schlumberger, or an entity designated by it, would acquire all or substantially all of the assets and business operations of the Debtors and certain specified liabilities related thereto. On March 3, 2000, Schlumberger Resource Management Services, Inc. (as "Purchaser") and Schlumberger Technology Corporation (its parent company), each affiliates of Schlumberger, entered into an Asset Purchase Agreement dated as of March 1, 2000 (as amended, the "Asset Purchase Agreement") with certain of the Debtors including CellNet (as "Sellers"). The Asset Purchase Agreement contains the terms under which the Purchaser acquired from the Sellers substantially all of the assets and business operations of the Debtors and certain specified liabilities related thereto (the "Schlumberger Asset Sale") on May 16, 2000. The Schlumberger Asset Sale had a transaction value of approximately $235 million, which was composed of (a) a cash payment of $54,941,000; (b) repayment or assumption of secured debt of approximately $118 million; (c) assumed liabilities to employees and key vendors of approximately $26 million, and (d) forgiveness/assumption of post-petition financing, which was approximately $36 million at the Schlumberger Asset Sale closing.

         Copies of the Proposal Letter and Summary of Terms are attached to CellNet's Report on Form 8-K dated and filed on February 7, 2000, under Item 7
(c). Copies of the Asset Purchase Agreement and a First Amendment to Asset Purchase Agreement, without schedules and exhibits, are attached to CellNet's Report on Form 8-K dated on March 10, 2000 and filed on March 13, 2000, under
Item 7 (c).

(C)      BCN ASSET SALE

         CN Holdings, Inc. ("CN Holdings"), a wholly-owned subsidiary of CellNet, and BEn Meters International, Inc. ("BEn"), a wholly-owned subsidiary of Bechtel Enterprises, Inc. ("Bechtel"), each own a 50% interest in BCN Data Systems, L.L.C. ("BCN"), an international


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joint venture formed for the purpose of deploying and operating CellNet's wireless data communications system in countries outside the United States. The assets and liabilities associated with Debtors' interests in BCN were excluded from the Schlumberger Asset Sale. On May 23, 2000, CellNet and CN Holdings entered into a Purchase Agreement (the "BCN Purchase Agreement") with Bechtel pursuant to which Bechtel (a) would acquire (i) CN Holdings' interest in BCN,
(ii) CellNet's and CN Holdings' interest under certain contracts related to BCN's activities, and (iii) all of CellNet's intellectual property rights and interests (other than those intellectual property rights and interests sold to the Purchaser under the Schlumberger Asset Sale), and (b) would assume CellNet's and CN Holdings' liabilities under the contracts being acquired (the "BCN Asset Sale"). The BCN Asset Sale would have a cash transaction value of at least $2.25 million and may have a cash transaction value of up to $4.5 million if the Bankruptcy court determines that CellNet (rather than the Purchaser in the Schlumberger Asset Sale) has the right to future royalties from BCN under the license agreements between CellNet and BCN (the "License Agreements"). CellNet has agreed to accept the additional $2.25 million from Bechtel as an advance payment in full satisfaction of all rights to any future royalty payments under the License Agreements, subject only to the Court's determination that CellNet owns such rights following the Schlumberger Asset Sale. BEn and BCN have acknowledged and agreed to the terms of the BCN Purchase Agreement.

         The purchase under the BCN Purchase Agreement is subject to the receipt of higher or better offers and to Bankruptcy Court approval. The BCN Asset Sale is presently scheduled for a confirmation hearing before the Bankruptcy Court on June 13, 2000.

         A copy of the BCN Purchase Agreement, without schedules and exhibits, is attached to this Report on Form 8-K, under Item 7 (c), as Exhibit 99.1.

(D)      DISTRIBUTION OF AMOUNTS HELD IN ESCROW

         On May 13, 1998, CellNet Funding, LLC ("Funding"), a wholly-owned, special purpose subsidiary of CellNet, completed the sale of 4,400,000 shares of its 7% Exchangeable Preferred Securities Mandatorily Redeemable 2010 (Liquidation Preference $25 Per Preferred Security) (the "Preferred Securities"). The Preferred Securities bear a cumulative dividend quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing September 1, 1998. The dividend is payable in cash through June 1, 2001 and thereafter, in cash or shares of CellNet common stock, at the option of Funding. The payment of dividends on the Preferred Securities was suspended as of February 4, 2000 as required under the Bankruptcy Code. The payment of any further dividends on the Preferred Securities is subject to the approval of the Bankruptcy Court.

         In connection with the sale of the Preferred Securities, Funding invested an amount in U.S. Treasury securities ("Treasury Strips") expected to be sufficient, at maturity, to fund the cash payment of the first twelve quarterly dividends on the Preferred Securities (i.e. from September 1, 1998 through June 1, 2001). Funding invested the balance of the sale proceeds and certain paid-in capital in CellNet preferred stock. The Treasury Strips were pledged to The Bank of New York as escrow agent (the "Escrow Agent") pursuant to an escrow agreement (the "Escrow Agreement") for the benefit of the holders of the Preferred Securities. The Escrow



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Agent is required under the Escrow Agreement to release from escrow amounts sufficient to pay quarterly dividends on the Preferred Securities through June 1, 2001. As of April 30, 2000, the market value of the Treasury Strips and invested cash held by the Escrow Agent under the Escrow Agreement amounted to approximately $11.3 million.

         The CellNet Preferred Stock is exchangeable, at the option of Funding, at any time prior to June 1, 2010 into shares of CellNet common stock at an exchange rate based on the exchange rate, subject to adjustment, of the Preferred Securities (presently, 1.8328 shares of CellNet common stock for each Preferred Security, equivalent to an exchange price of $13.64 per share). Holders of the Preferred Securities may tender Preferred Securities to Funding for the purpose of making such an exchange. As of May 16, 2000, 60,424 Preferred Securities had been exchanged for CellNet common stock, leaving 4,339,576 Preferred Securities then outstanding. Following such an exchange at the option of any holder of Preferred Securities, dividends cease to accrue on the Preferred Securities exchanged, the holder is no longer entitled to participate in the proceeds from the Treasury Strips pertaining to the Preferred Securities exchanged, and Funding is entitled to retain the related proceeds.

         On May 16, 2000, counsel for CellNet, Funding, the Unofficial Committee of Holders of Preferred Securities (the "Unofficial Committee") and the Escrow Agent entered into a "Stipulation Modifying Automatic Stay By and Among CellNet Funding, LLC, CellNet Data Systems, Inc., The Bank of New York, as Escrow Agent, and The Unofficial Committee of Holders of Preferred Securities of CellNet Funding, LLC" (the "Stipulation"), subject to the approval of the Bankruptcy Court, pursuant to which (a) an amount equal to the March 1, 2000 cash dividend on the Preferred Securities would be paid to holders of record as of the effective date of an approval by the Bankruptcy Court (as defined in the Stipulation, the "Approval Date"), (b) the remaining Treasury Strips would be liquidated not later than the fifth business day after the Approval Date (the "Distribution Date"), and (c) the Escrow Agent would distribute on the Distribution Date all funds then in escrow as follows: first to the Escrow Agent and counsel to the Unofficial Committee in respect of their fees and costs; second to CellNet in the amount of $200,000 to cover the costs of winding-up the affairs of Funding; and third (pro rata on the basis of the 4,400,000 Preferred Securities originally issued) to the record holders of the Preferred Securities outstanding on the Distribution Date and to CellNet in respect of the Preferred Securities previously exchanged for CellNet common stock.

          The matter is presently scheduled for a hearing before the Bankruptcy Court on June 13, 2000. If the Stipulation is approved, it is expected that a distribution would be made in a relatively short time.

         A copy of the Stipulation is attached to this Report on Form 8-K, under
Item 7 (c) as Exhibit 99.2.

(E) DISCLOSURE STATEMENT FOR JOINT CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION AND JOINT CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION

         On June 2, 2000, Debtors filed with the Bankruptcy Court a Disclosure Statement for Joint Consolidated Liquidating Plan of Reorganization (the "Disclosure Statement") and a Joint


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Consolidated Liquidating Plan of Reorganization (the "Plan of
Reorganization"). The Disclosure Statement and the Plan of Reorganization are attached to this Report on Form 8-K, under Item 7 (c) as Exhibit 99.3 and
Exhibit 99.4, respectively. Reference is made to each such document for an understanding of how the Plan of Reorganization, if adopted, will affect the interests of security holders.

INVESTORS SHOULD READ THE DISCLOSURE STATEMENT AND THE PLAN OF REORGANIZATION CAREFULLY. THE PLAN OF REORGANIZATION, IF ADOPTED, WILL EXTINGUISH THE CELLNET COMMON STOCK AND THE FUNDING PREFERRED SECURITIES. AFTER THE PAYMENT OF ESTATE ADMINISTRATIVE EXPENSES AND THE SATISFACTION OF CREDITORS' CLAIMS IN PART, NO AMOUNTS WILL BE AVAILABLE FOR DISTRIBUTION TO HOLDERS OF THE CELLNET COMMON STOCK OR TO HOLDERS OF THE FUNDING PREFERRED SECURITIES (OTHER THAN AMOUNTS HELD IN ESCROW FOR THE PAYMENT OF CASH DIVIDENDS ON THE PREFERRED SECURITIES, IF AND TO THE EXTENT SUCH AMOUNTS ARE ORDERED BY THE BANKRUPTCY COURT TO BE PAID OUT TO HOLDERS OF THE PREFERRED SECURITIES). UNDER THE PLAN OF REORGANIZATION, THE HOLDERS OF CELLNET'S 14% SENIOR DISCOUNT NOTES AND DEBTORS' OTHER CREDITORS WILL RECEIVE ONLY A FRACTION OF THE AMOUNTS OWED TO THEM.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)      Exhibits.

   99.1     BCN Purchase Agreement dated May 23, 2000.
   99.2     Stipulation dated May 16, 2000.
   99.3     Disclosure Statement dated June 2, 2000.
   99.4     Plan of Reorganization dated June 2, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CellNet Data Systems, Inc.
                                  (Registrant)

     Date: June 8, 2000


                                   /s/ David L. Perry

                                   -----------------------
                                   David L. Perry
                                   Vice President and Secretary


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